Exhibit 99.1


EQUITIS


December 18th, 2006
                                                  Kama Krishna

                                                                kama@equitis.net
                                                             Tel: (917) 747 3761
                          Brilliant Technologies, Corp.

                            (OTC BB: BLLN.OB $0.065)


         Initiating coverage on Brilliant Technologies, Corp. (BLLN) a global pioneer and emerging player in the B2C E-COMMERCE AND ADVERTISING-SUPPORTED LEGAL DOWNLOADS OF PEER-TO-PEER (P2P) MUSIC SERVICE. Audio music is licensed from the catalogs of the world's leading record labels and from independent music labels. BLLN is headquartered in New York City with offices in Melbourne, Australia. BLLN, in association with the major music labels, plans to launch its Qtrax software in Q1, 2007.

         An In-Stat study forecasts that worldwide revenues from downloads, subscription services and CDs bought over the Web are expected to grow from $1.5 billion in 2005 to $10.7 billion in 2010. This growth rate demonstrates that the Internet has evolved into a key distribution channel for legal digital music sales. Even though an increasing number of consumers are turning to the Web for music, it's not expected to have a major impact on music piracy, which is expected to continue. BLLN's QTRAX SOFTWARE WOULD BE THE IDEAL ONLINE ENTERTAINMENT PLATFORM SOLUTION TO COMPETE AGAINST MUSIC PIRACY by allowing users to download music legally by watching non-intrusive, contextually-relevant, targeted advertising, in addition to have the ability to buy music interrelated paraphernalia such as books, clothes, CDs, DVDs and other consumer items.

         BLLN, BY ITS STRATEGIC PARTNERSHIPS WITH THE TOP FOUR GLOBAL MUSIC COMPANIES, (we would use the term Music Service Provider - MSP) EMI, Warner, SonyBMG and Universal is positioning itself to be the leading online platform where it would break ground by being the first service to allow legal free downloads of audio music. The Holy Grail for music labels and publishers is to generate revenues through advertisements which would replace the revenue lost from decreasing sales of CDs in the last five years, and to convert illegal music downloaders to become participants in a legal program. The entire global music industry would go through a revolutionary change in their business model where ideally music would become free to download due to online advertisements (similar to listening to traditional radio broadcasts which are funded by advertisers). This is a WIN-WIN legitimate model for both ends of the supply-chain, music labels and music listeners. Offering consumers an easy-to-use legally-authorized audio download system in an advertising-supported environment is a compelling alternative to pirated music sites. This business model is based on sharing income streams from advertising with BLLN's content partners, and marketing products on a B2C e-commerce model.

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         The revenue model for BLLN is very simple. REVENUE FROM ADVERTISERS TO
PLACE ONLINE ADS IS SHARED BETWEEN THE MUSIC SERVICE PROVIDER (MSP), BLLN AND THE RIGHTS HOLDERS. This model would become prevalent in the coming years as more and more advertisers would benefit similar to advertisements appearing via search engines such as Google, Yahoo and Microsoft (GYM). GYM provides the ability to place text-based ads on their respective web sites targeted to users' search queries. Advertisers would pay based on the number of times their ads were displayed on users' search results pages; or exclusively on a cost-per-click basis, so that an advertiser pays only when a user clicks on one of its ads. Rather than be just a music-centric model the Qtrax software would be a customer-centric model whereby music would be the medium to allow end-users experience a new whole way of conducting e-commerce. BLLN's Qtrax software offers music-oriented consumers the power to choose legally what music they hear, download free or buy on the web. BLLN's business strategy is to relentlessly focus on customer experience by offering consumers convenience, and a wide selection of music related merchandise,

         In addition to Allan Klepfisz, Founder, President & CEO, BLLN recently added to its management team Kenneth R. Parks as COO (Chief Operating Officer) and Rick Riccobono as Executive Vice President, Digital Rights Management. Ken served as Senior Vice President, Strategy & Business Development, EMI Music on a global basis, and Rick is a veteran rights expert and pioneer in digital distribution. The management team is focused on continuous innovation by providing easy-to-use functionality, feature-rich content, and a trusted transaction environment. BLLN's marketing strategy is designed to increase customer use of its client software, drive awareness of products and services it offers, develop incremental product and service revenue opportunities, and strengthen and broaden the Qtrax brand name. The most effective marketing efforts would result from their focus on continuously improving the customer experience, which drives word-of-mouth promotion and repeat customer visits.

         BLLN has been rapidly signing licensing agreements in the last few months, including agreements with major record labels and music publishers. No other new business model for music downloading has achieved as broad a range of licenses. BLLN announced licensing deals with Universal Music Group Publishing (November 17th), Sony/ATV Music Publishing (November 6th), GoDigital Records (September 19th), Warner Music Group (September 18th), The Orchard (September
6th), EMI Music Publishing (August 10th), EMI Music (June 5th), TVT Records (April 3rd) and ASCAP (February 7th). THESE DEALS WOULD ALLOW BLLN TO ANNOUNCE ITS LAUNCH OF THE QTRAX SOFTWARE PLATFORM IN CONJUNCTION WITH THE FOREMOST MUSIC LABELS WITHIN Q1, 2007, AND UNLEASH THE DISRUPTIVE TECHNOLOGY OF FREE AND LEGAL DOWNLOAD OF AUDIO MUSIC FROM P2P NETWORKS.

         By attracting music listeners to its Qtrax model BLLN and its partners the MSPs can benefit from the trends and insights that business intelligence can provide to make better business decisions. The integration of the Internet into business processes and increased consumer sophistication create opportunities for music companies to use business intelligence applications as part of a more dynamic business model. Increased availability of related profile data on the parties or products involved in each transaction would provide MSPs with a rich data foundation for performing various analyses and making decisions. Powerful data analysis and mining tools are easily available to sift through massive amounts of data to uncover information regarding customer interactions, trends, patterns and exceptions, in turn enabling MSPs to provide superior service and products to customers. In order to successfully acquire, retain and upgrade customers, MSPs need to understand their profiles, their transaction history, their past responses to marketing campaigns, and their interactions with customer service. THROUGH BLLN AND ITS QTRAX SOFTWARE, MSPS HAVE THE OPPORTUNITY TO COLLECT A VARIETY OF INFORMATION NOT AVAILABLE PREVIOUSLY AND PROVIDING A HOLISTIC VIEW OF THE CUSTOMER THAT COULD IMPROVE TARGETING.

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         BLLN'S NET REVENUE PROJECTION COULD RANGE FROM $20 MILLION TO $175
MILLION PER YEAR. This depends on the percentage of advertising impressions that are converted and the price paid by advertisers for each impression, which could range from 4 cents to 10 cents and upward per impression. BLLN's cost-per-impression program would also enable advertisers to pay BLLN based on the number of times their ads appear on BLLN's partner sites specified by the advertiser. BLLN would offer advertisers the ability to place a variety of ad spots (e.g., text, graphics, video and audio advertisements) on BLLN's client softwaree targeted to each user's audio music search queries. The business intelligence accumulated in the course of collecting user data would allow advertisers to focus their advertisements on the right target group. Advertisers would pay BLLN based on the number of times their ads are accessed (depending on the model, accesses would be counted by the click, view or listen) during users' audio music search and downloading.

         BLLN COULD BE A STRONG ACQUISITION CANDIDATE TO EITHER SEARCH ENGINE COMPANIES (such as Google, Yahoo or Microsoft - GYM) OR MEDIA COMPANIES (such as Viacom, News Corporation) based on the recent acquisition announcement of YOUTUBE (YT) FOR $1.65 BILLION BY GOOGLE. YT has already licensed music video content, for free streaming by users from Universal Music Group (UMG), Warner Music Group (WMG) and Sony BMG Music Entertainment in exchange for a percentage of YT's advertising revenue. Audio music is one of the few areas where free legal downloading has lagged. IDEALLY THIS COULD BE A PERFECT OPPORTUNITY FOR GOOGLE TO ACQUIRE BLLN to bundle both audio music and music videos as a legally downloadable package for users and derive revenues from advertising which can be shared between Google and the content providers. This is the PERFECT WIN-WIN MODEL for the whole supply chain of content providers and their online distribution partners. THE USER-PAYS MUSIC MODEL (SUCH AS APPLE'S ITUNES, REALNETWORKS RHAPSODY ETC.) WOULD BE SHATTERED by the availability of both legally available and downloadable audio music & music videos paid for through advertising. Such a model could be the answer to online music piracy to the extent it legally offers what are the most compelling aspect of illegal P2P networks, namely, free content and a massive inventory of songs. This creates a new business model for leading global music labels and music publishing companies to share revenues with their online distribution channel partners.


INDUSTRY BACKGROUND
-------------------

         The online music market has come a long way in the past five years. More than 200 sites offering digital downloads are now available. While illegal Peer-2-Peer (P2P) and piracy issues have not disappeared, consumers are showing heightened awareness and interest in legitimate online music services. Today's online music services offer users the ability to pay per download, buy a monthly subscription, or a combination of both. However, companies involved in the market may not all have music sales as their primary goal. With increased competition between sites this year, differentiation would be an important factor. Online music services hope that creating attractive ways for users to discover music would help intensify interest in new music, as well as increasing the bottom line.

         From vinyl to CD, from CD to MP3, music listeners are once again changing the way they buy, store, share and listen to music. Few industries, over the last 20 years, have had to adapt so quickly and so frequently to technological change as the music industry, but the change that is beginning to occur in 2006, is perhaps the biggest transformation yet.

         Widespread broadband adoption combined with the digitization of music and the emergence of portable digital music players is fundamentally changing the music industry. While the Kazaas and the Groksters and eDonkeys of the world would continue to be the underground nemeses of copyright holders, legitimate online music services such as iTunes, Napster, Rhapsody and others are competing


                                       3
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with P2P networks, and an increasing percentage of all music sales are being conducted online. A genuine online music sector is now emerging, and, as a result, the industry--and its many distribution channels--will never conduct business in the same way.

         Nonetheless, illegal P2P services still account for a vast majority of music downloads and Qtrax will be the first service to challenge this dominance by legally offering free music from the unparalleled P2P song inventory.

         Digital sales of music tripled from 2004 to 2005, growing from $400 million to $1.1 billion worldwide, according to the International Federation of the Phonographic Industry, a trade association known as IFPI. The U.S. recording industry estimates that domestic sales totaled $503 million last year, but that figure doesn't include movies, e-books, online video games and other forms of digital media. The digital music market is booming, with download sales up more than 150% in the first three months of the year, compared with the same period in 2005. In addition Japan's mobile phone download market of $US320m in 2005, could shift to online downloads. About 80% of the world mobile phone download market is in Japan and will be a significant market for music consumption

         Online music went truly mass market in Europe in 2006. Screen Digest expects that European consumer spending on online music would reach Euro280m by the end of 2006 - more than double the Euro121m spent in 2005. By 2010 consumer spending on online music would generate more than Euro1.1bn. There are various causes of declining revenues for the music industry. The MSPs acknowledge that a broader view must be taken to understand and address the change in consumer behavior. It is easy to point the finger at piracy but factors like the gradual erosion of music dedicated shelf space in big retailers like HMV and Virgin and its replacement with DVD's, book, games and mobile phones cannot be ignored. Seen in this light the fact that the decline in physical music sales corresponds to the boom in DVD sales begins to look less like a coincidence and more like a cause.

         According to analyst Dan Cryan from Screen Digest: "Online music has been booming. However, online sales alone are not going to be enough to halt the decline in music sales. The music industry needs to make the most of new delivery platforms. We believe with the right strategy - including mobile and online - that the worst might be over by 2010. The industry must adopt a broader approach to selling music, looking beyond the traditional single and album." This statement is almost prophetic but has been expected by most sophisticated early adopters of new technology. The music industry and the related digital audio hardware and software players have been running in circles with proprietary technologies, which are incompatible and are not easily portable to different devices, including both desktops and mobile devices. Based on our survey, most users of iPods and other similar devices don't buy music online, either singles or complete albums, since they prefer to use their existing music CD collection or borrow and copy CDs from other users. Proprietary DRM technologies has also put a damper to users buying music online since they would prefer to have 100% flexibility of how, where and when they listen to music. Nobody wants to be bound by standalone desktops connected to the net or mobile devices which only play music downloaded from proprietary online music sites. A NEW PARADIGM IS NECESSARY AT THIS JUNCTURE. SINCE USERS HAVE GOT USED TO FREE DOWNLOADING OF MUSIC FROM P2P NETWORKS, IT IS VERY DIFFICULT TO CONVERT THEM TO PAYING CUSTOMERS. THE ONLY IDEAL SOLUTION IS FREE MUSIC BASED ON ADVERTISEMENT REVENUES FOR THE SUPPLY CHAIN OF MSPS, BLLN AND RECORDING ARTISTS,

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COMPANY BACKGROUND
------------------

         Based in New York City, NY, USA and founded in October 2000, Brilliant Technologies, Corp. (BLLN) is a leading creator of digital media services and software called Qtrax. Qtrax was developed at BLLN's Australian subsidiary in Melbourne and was focused in the areas of online music downloading, automatic price comparison and targeted advertising. BLLN plans to launch its advertising-supported service in Q1, 2007 in conjunction with its partners the MSPs.

         BLLN's Qtrax ad-supported legal P2P music service is the NEW ONLINE MUSIC DOWNLOAD PLATFORM OFFERING ADVERTISING-SUPPORTED LEGAL DOWNLOADS OF AUDIO MUSIC licensed from the catalogs of the world's leading record labels and from independents. BLLN offers music-lovers an alternative to illegal music file-sharing and pirate sites, with a secure environment at no cost except for their time and attention. Consumers could use Qtrax software to find, play, purchase and manage free and premium digital content, including music. The Qtrax service, facilitates advertising revenue to be shared by BLLN and its affiliated partners the music companies, and is designed to increase the exposure of paid digital music and related products and services to consumers.


PRODUCTS
--------

         Qtrax is an ad-supported legal Peer-2-Peer (P2P) service that marries the power of P2P and Internet advertising to provide improved value to the consumer. Qtrax provides users with a legal file-sharing venue designed to prevent the unlawful distribution and/or reproduction of unlicensed copyrighted content and provide for the protection of intellectual property owners' rights, as well as their compensation. Files authorized for sharing by content owners would be freely transferred via the Qtrax P2P network and supported via audio fingerpringting content filtering technology. Qtrax would provide fans with free, advertising-funded access to high-quality, high-fidelity digital music files, as well as the option to subscribe to a premium version of the service or to purchase music tracks and albums on an a la carte basis.

         Qtrax would offer two tiers of service: the first is a free, advertising-supported tier designed to work with and filter copyrighted content from existing peer-to-peer networks. The second tier is a premium service which would require the user to pay for additional features not available in the free tier. The two-tiered business model is intended to attract a broad base of consumers to experience the benefits of the free service - generating advertising revenues for Qtrax and its content providers -- and then offer those consumers the option to extend their free experience by, e.g., permanently purchasing the music or subscribe they discover in the free tier.

         In the ad-supported, free tier, users would be able to search the network for specific tracks, and those tracks registered with Qtrax would be made available for download in the industry-standard WMA file format. Users would then be able to play the downloaded .WMA file in full-fidelity sound quality for a pre-defined number of times. Each time a consumer plays a track, the Qtrax player would also offer fans click-to-buy purchase options and a wide range of related commerce opportunities,.

         Qtrax would also offer incentive programs that would allow fans to accrue points redeemable for additional plays for tracks acquired through the free service, or for other products and services. The service would also include consumer-friendly community-building and music discovery tools which enable fans to easily access to a vast selection of music and other content, all while generating revenues for artists and content owners.

                                       5
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PRODUCT VISION
--------------

         Qtrax would be a free music application featuring the unique combination of an ad supported, licensed P2P component that allows users to play full length, full quality music along with a fully featured digital music store, media player, music library and playlist organizer. Qtrax is designed to reduce the widespread proliferation of unauthorized music on the P2P networks by converting and sharing out music in the .WMA media file format. Qtrax is the only P2P music product that pays the rights owners' royalties and generates new music sales via ad supported music that are free to the user.

         In the free tier, advertising would accommodate royalty payments. The consumer would still be able to access music files from any P2P network (albeit tethered with business rules attached to the file that define limits on what the user is permitted to do with the file, such a limiting the number of times the file can be played). QTRAX SOFTWARE PROVIDES THE OPPORTUNITY FOR THE MSPS TO LEVERAGE BILLIONS OF DOLLARS IN INTERNET ADVERTISING REVENUES THAT COULD BE CHANNELED INTO A LEGAL P2P MUSIC MARKETPLACE. In the free tier, the user would be exposed to a robust universe of all things related to their favorite artist including, but not limited to deep meta data, CD's, DVD's, books, ringtones, mastertones, wallpaper, concert excerpts, pod casts, exclusive interviews, DMCA compliant radio and on-line merchandising. By profiling the musical tastes of the users, advertisers would be able to select target groups of consumers, thereby increasing the rates paid to Qtrax .

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INVESTMENT STRENGTHS
--------------------

How is Qtrax Different?

o Qtrax would be the first fully licensed P2P application allowing users to download and listen to music for free, while at the same time compensating both artists and the record labels directly via BLLN's unique, ad supported, fully featured media player and integrated music digital download store.

o Qtrax is unique in that it combines the rich and diverse world of P2P music sharing, with the ever expanding major and independent labels offerings to bring together a truly massive online catalogue of music.

o Qtrax has licensing agreements with several major performing rights organizations and has completed agreements with almost all the major record labels in the U.S, along with several other large independents.

o Qtrax uses Microsoft's DRM (Digital Rights Management) system and media file format, called WMA, which not only protects the copyright owners of music and makes royalty payments possible to the artists directly, but also reduces the widespread proliferation of un-authorized music sharing in general.

o Qtrax uses highly targeted embedded advertising technology (XPeer) which facilitates high revenue streams to pay artists royalties and enables new distribution and share revenue models with co-developer/partners.

o Qtrax establishes a new channel for the music industry and merchants to participate in the P2P space and has an all new and unique referral method to encourage the consumer to purchase an original title.

The Qtrax service generates revenue through targeted advertising in the free tier, as well as through commerce encouraged by the free tier, such as sales of permanent downloads of music discovered in the free tier.

Tackle Online Music Piracy

         To be launched within the next 90 days, BLLN's Qtrax software offers users of its no-cost service the ability to legally download music by many of the world's most popular and award-winning artists. The Qtrax software platform is a very stimulating concept which combines advertising with music downloads and other services, to re-establish consumer demand which has been taken over by online piracy. Creating a new revenue stream for the MSPs and recording artists is a better alternative than attempting complex legal measures to prevent online music piracy.

         The music industry recognizes the revenue potential of an advertising-supported business model that would help the industry fight online music piracy by offering a high-quality alternative to illegal file-sharing sites which are often characterized by poor-quality music, missing song details and spyware.

         Piracy continues to be one of the biggest issues facing the music industry where illegal file sharing and unauthorized CD burning are the prime means of music piracy. Digital rights protection is one of the ways to help fight piracy. Market research confirms that consumers are more than willing to 'pay' for their content by watching non-intrusive, contextually-relevant, targeted advertising in an online entertainment environment where advertising is already part of the overall experience.

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Strategic Partnerships with Leading Music Record Companies





    [STRATEGIC PARTNERSHIPS WITH LEADING MUSIC RECORD COMPANIES GRAPH HERE]







                                             Source: WMM-IFPI.svg


         As of 2006, the world music market was dominated by the "Big Four record labels": Universal Music Group, Sony BMG Music Entertainment, EMI Group, and Warner Music Group. These companies control around 80% of the world music market and around 85% of the United States music market, demonstrating the concept of oligopoly within the music industry. On 13th July the EU annulled the merger of Sony Music and BMG and declared that Sony BMG must demerge Sony Music and BMG into separate entities once again.

         BLLN HAS SIGNED AGREEMENTS WITH EMI MUSIC, WARNER MUSIC GROUP, EMI MUSIC PUBLISHING, UNIVERSAL MUSIC PUBLISHING, THE ORCHARD, GODIGITAL RECORDS, TVT RECORDS AND ASCAP.

         BLLN BY SIGNING WITH THE MAJOR MUSIC LABELS WOULD BECOME THE THE WORLD'S FIRST ADVERTISING-SUPPORTED LEGAL P2P MUSIC DISTRIBUTION SERVICE VIA QTRAX, ITS NEW MUSIC DOWNLOAD PLATFORM. A further advantage of Qtrax over illegal P2P services is that Qtrax's legal digital files will contain none of the viruses or spyware that are common to the illegal P2P services. BLLN's differentiated offering would be highly appealing to a targeted audience who would prefer legal downloading of music, and content providers would benefit from revenues generated through advertising. BLLN's facilitates a middle ground between the record industry, songwriters, publishers and the P2P software industry. Each of these industry stakeholders would benefit from the targeted promotion to the consumer.

         EMI was the first major music company to make its catalog of recordings available to BLLN's Qtrax software platform. In preparation for the launch, EMI began delivering and registering its content with Qtrax's filtering system,.


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BLLN also signed an agreement with EMI Music Publishing, the world's leading music publishing company, whose catalog is the largest in the world, to authorize BLLN use of EMI's vast catalog of musical compositions available for legal downloading in the United States via BLLN's advertising-supported service.


Software Revolution in the P2P Space with Qtrax, a Unique Music File Sharing Technology

         The Qtrax software would enable consumers to download and play songs for free on their PCs while revenue is utilized from targeted advertising to fund the distribution of royalties to artists. Should consumers wish to burn the song to CD or download to an mp3 player, a fee would become payable. The software also "wraps" the file type in industry-standard digital rights management technology to ensure the content owner's usage rules are followed. These alterations would result in the AUTOMATIC REPORTING OF PERFORMANCE DATA TO THE MUSIC COMPANIES WHILE RETAINING USER ANONYMITY.

         Qtrax provides consumers the ability, at no charge, to download music files from the Gnutella peer-to-peer network with the permission of the record companies that own the rights to such music. This revolutionary free service would allow a consumer to play the music files on a defined number of computers and, in some cases, on other portable audio devices. Qtrax would also operate as an online music store where a consumer can purchase music files as a permanent download so that the consumer can play such music files on any device that supports the usage rules defined by the content owner. Through the integration of Xpeer software application as part of the Qtrax service, BLLN would be able to offer online e-tailers, advertising, media and marketing companies the ability to provide highly targeted advertising, promotional and other marketing information to consumers who may have a strong interest in such advertisers' products. For example, if a consumer downloads music files of a particular artist, Xpeer would display books, music and other products that feature such artist.


Innovative Approach to Creating a Legitimate P2P Offering

         It is expected that the four major music companies would be using the Qtrax software for attracting end-users. The music companies would be able to share in both the advertising revenues and revenues from sales of songs. Just as Google has been able to attract advertisers due to its search engines, the Qtrax software would allow the major music companies to attract both advertisers and paying clients for the music. Qtrax would ensure that artists are getting paid when their songs are accessed in a P2P environment. In addition, EMI and other music companies would share in Internet advertising revenues, which according to the Interactive Advertising Bureau and PricewaterhouseCoopers reached a new record of $3.9 billion for the first quarter of 2006 in the US, a 38% increase over Q1 2005.


Consumer Experience & Significant Up-Selling Opportunities through Business Intelligence - Data Marts, Data Mining

         Qtrax's free version would allow consumers to download songs in the ..WMA format and play them for a set number of times while offering them a click-to-buy option. User song searches also would return click-through options to buy related CDs, DVDs and books. MSPs would be able to use Qtrax to gain insights into consumer behavior by gauging how many people sample music for free versus how many buy. Qtrax collaboration with MSPs would give MSPs greater consumer insight and help them to evaluate the boundaries between sampling and purchasing music. The feedback from Qtrax would help MSPs be more pro-active to consumer demand. The Qtrax service would also ensure that artists are compensated for their works and that the value of their music and integrity of MSPs content is protected.

         The Qtrax software lets MSPs to build a data warehouse of user preferences in different areas such as music groups, books or any item related to the musical group which can be books, DVDs, memorabilia. The related business intelligence gained from data mining allows the MSPs to approach advertisers to provide customized advertisements to a targeted audience. This allows advertisers to reach the right audience and convert them to active purchasers of their products. In fact this can become a one-stop shopping solution for providing a complete customized package for buyers who can use the site for sending music related paraphernalia or other gifts during anniversaries, birthdays or public celebrations like Valentine's day, Christmas etc.


Viability of the Qtrax Ad-Supported Music Distribution Model - Consumers Prefer to be Ethical

         As observed with the trend in Internet advertising, information is freely available on the net through search services such as Google, Yahoo and Microsoft. These search services derive revenue not from subscription services from consumers but from advertising online by different vendors in various sectors. What we call as a triple play, the convergence of voice, video and data, and one could categorize voice to include audio music, video could be DVDs or any streaming media, and data of course is the text information that we obtain on the net for free, based on search words. Also in the past, if we look at television, the major TV networks' broadcasts are freely available on the air due to the advertisement revenue that these networks derive from the sponsors. These shows can also be freely recorded from the TV either real time or batch time through the TIVOs. Similarly one can extrapolate the availability of free legal online downloadable music, funded by advertising which would then compensate the MSPs and the recording artists. It's a WIN-WIN business model and everybody benefits. This is the trend that we expect in the future based on other media formats, and this is the holistic solution or Holy Grail answer for preventing digital online music piracy. BLLN'S QTRAX ONLINE MUSIC PLATFORM SOFTWARE COULD BE THE REMEDY OR NEW PARADIGM FOR DECLINING REVENUES IN THE MUSIC INDUSTRY, AND COULD SET A TREND FOR A NEW ADVERTISING BASED MODEL IN A VERY CONFUSED MARKET WITH INCOMPATIBLE MUSIC FORMATS, PROPRIETARY DRMS, AND INCOMPATIBLE PORTABLE AUDIO MUSIC HARDWARE.


INVESTMENT CONCERNS
-------------------

Compatible Only With Microsoft Windows Format

         We believe that the new Apple computers such as the Mac Pro (with dual-core processors which are compatible with the Windows operating system) allow users to download the Qtrax software and be able to listen to legal copies of downloaded music. The Windows operating system has more than 90% market share which allows the Qtrax software to be ubiquitous in all Windows based system.

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

Competition

         The market for software and services for media delivery over the Internet is relatively new, constantly changing and intensely competitive. Many of BLLN's current and potential competitors have longer operating histories, greater name recognition or brand awareness, more employees and/or significantly greater resources. BLLN would compete in the market for delivery of online music services primarily on the basis of the quality and quantity of the content available in its music downloading services, the quality and usability of Microsoft's ".WMA" file format. the reach of the ".WMA" file format, and the price and perceived value of its products and services to consumers.

         While BLLN's primary source of income will be advertising, BLLN's sales of paid music services based on its Qtrax software would face competition from traditional offline music distribution competitors. In addition the main competition arises from other entrenched online digital music services, including Apple's iTunes music store, RealNetwork's Rhapsody music subscription service and Napster's and Yahoo's music subscription services, as well as a wide variety of other competitors that are now offering digital music for sale over the Internet. Microsoft also offers premium music services in conjunction with its Windows Media Player and MSN services. BLLN's music offerings also face substantial competition from the illegal use of "free" peer-to-peer services. The ongoing presence of these "free" services substantially impairs the marketability of all legitimate services but perhaps less so BLLN's Qtrax, given its focus on free music.

         BLLN's paid service competes primarily on the basis of the overall quality and perceived value of the user experience and on the effectiveness of its partnership with the world's major music companies who have licensed its technology. BLLN's subscription-based service offers customers a superior value compared to the purchase of individual digital music tracks through competing online music download sites. BLLN's tools to search for and discover music, organization of music and related artists, and overall ease of use differentiates BLLN from other online digital music services. As the market for purchasing music online grows, competition for subscribers and purchasers would become increasingly intense. In particular, Yahoo is currently offering a competitive subscription service and prices some of its products lower than its competitors. In addition, Apple heavily markets and promotes its brand and digital music download services in order to drive sales of its higher margin hardware products. Competing subscription services would continue to vie aggressively for new subscribers and Apple would continue to spend significantly to market and promote its brand and the sale of downloadable music to further its business model. We also expect that other competitors would continue to spend heavily to promote their brands and to attract and retain consumers for their services.

         In essence BLLN would compete in the online music download market primarily on the basis of the quality and convenience of its Qtrax service, the reach and quality of its licensing arrangements and the quality and breadth of the music catalog. BLLN's online music services would face significant competition from other "free" peer-to-peer services, such as KaZaA, Morphues, Grokster and a variety of other similar services that allow computer users to connect with each other and to copy many types of program files, including music and other media, from one another's hard drives, all without securing licenses from content providers. The legal status of these other "free" services is questionable since the Supreme Court recently ruled that certain of such services violate copyright laws. However, it is not clear what affect such ruling would have on users of such services, and there can be no assurance that these services would ever be shut down.

         BLLN's paid online music services would also face competition from traditional retail music distributors such as Virgin Mega, as well as online retailers such as Amazon.com. These retailers may include regional and national mall-based music chains, international chains, deep-discount retailers, mass merchandisers, consumer electronics outlets, mail order, record clubs, independent operators and online physical retail music distributors. Online music services competitors would include Napster, Listen.com, the provider of the Rhapsody services and a subsidiary of RealNetworks, Inc., Apple Computer's iTunes Music Store, MusicMatch, Sony Connect, Walmart.com, Yahoo!, MSN and online music services powered by MusicNet such as AOL Music and Virgin.

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APPENDIX
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I) PROFILE OF LIST OF PARTNERS

ABOUT EMI MUSIC
EMI IS THE WORLD'S LARGEST INDEPENDENT MUSIC COMPANY, operating directly in 50 countries. Its EMI Music division represents more than 1,000 artists spanning all musical tastes and genres. Its record labels include Angel, Astralwerks, Blue Note, Capitol, Capitol Nashville, EMI Classics, EMI CMG, EMI Records, EMI Televisa Music, Manhattan, Mute, Parlophone and Virgin. EMI's catalogue division and numerous imprints and associated labels such as EMI Classics, Innocent, Blue Note jazz label, Heavenly Records, Relentless and dance label Positiva.

ABOUT WARNER MUSIC GROUP
Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Atlantic, Bad Boy, Elektra, Lava, Maverick, Nonesuch, Reprise, Rhino, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. WARNER MUSIC GROUP ALSO INCLUDES WARNER/CHAPPELL MUSIC, ONE OF THE WORLD'S LEADING MUSIC PUBLISHERS.

ABOUT UNIVERSAL MUSIC GROUP PUBLISHING
With 47 offices in 41 countries worldwide, UNIVERSAL MUSIC PUBLISHING GROUP
(UMPG) IS PART OF THE UNIVERSAL MUSIC GROUP AND ONE OF THE INDUSTRY'S LARGEST GLOBAL MUSIC PUBLISHING OPERATIONS. Owning or administering more than 1 million copyrights, UMPG's writers and catalogs include: U2, Elton John, 50 Cent, Mariah Carey, Ciara, Dave Grohl, Prince, Diana Krall, Ludacris, Godsmack, Ice Cube, Vanessa Carlton, Mary J. Blige, The Corrs, Eve, Musiq, Jill Scott, Brian McKnight, No Doubt, Blink-182, 3 Doors Down, Beastie Boys, Anastacia, Fatboy Slim, DMX, Gloria and Emilio Estefan, Paul Simon, the catalog of Henry Mancini, among many others. For more information, visit: www.umusicpub.com.

ABOUT EMI MUSIC PUBLISHING
EMI Music Publishing is the WORLD'S MOST CREATIVE MUSIC PUBLISHER WITH MORE THAN ONE MILLION COPYRIGHTS including some of the best known songs ever written: "New York, New York", "Over The Rainbow" and "Signing' In The Rain". Its current hit-making writers and producers include: Arctic Monkeys, Fergie of Black Eyed Peas, Natasha Bedingfield, James Blunt, Kelly Clarkson, Jermaine Dupri, Eminem, Enya, Nelly Furtado, Gorillaz, Jay-Z, Alicia Keys, Rihanna, Eros Ramazzotti, Kanye West and Pharrell Wouldiams.

ABOUT SONY/ATV MUSIC PUBLISHING
SONY/ATV MUSIC PUBLISHING IS A WORLDWIDE MUSIC PUBLISHING JOINT VENTURE BETWEEN SONY AND MICHAEL JACKSON. Sony/ATV Music Publishing owns or administers copyrights and catalogs by such artists as The Beatles, Beck, Brooks & Dunn, Leonard Cohen, Neil Diamond, Bob Dylan, The Everly Brothers, Fall Out Boy, Jimi Hendrix, Billy Mann, Joni Mitchell, Graham Nash, Willie Nelson, Roy Orbison, Richie Sambora, Stephen Stills, KT Tunstall and Hank Williams, among others. On the web: http://www.sonyatv.com.

ABOUT THE ORCHARD
The Orchard is the WORLD'S LEADING DIGITAL DISTRIBUTOR AND MARKETER OF INDEPENDENT MUSIC, WITH A CATALOGUE OF MORE THAN ONE MILLION TRACKS representing 73 countries, thousands of labels, and every music genre. This catalogue includes titles from multi-platinum acts such as Green Day, Coldplay, Ray Charles, and Barenaked Ladies, as well as from breaking bands like The Hold Steady, Bedouin Soundclash, and Immortal Technique. The Orchard supplies all the leading legal digital music stores and mobile operators throughout the world and markets its labels' catalogues for sync song placements in films, commercials, and television shows. The company is owned by Dimensional Associates, the private equity arm of JDS Capital Management, Inc. whose portfolio companies also include eMusic and Dimensional Music Publishing. The Orchard is headquartered in New York and London, with offices in 23 countries and six continents.

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ABOUT GODIGITAL
The GoDigital Music Group, which encompasses GoDigital, UrbanDigital and E-Klectrik Records, is a "next-generation" record label and content distributor. The label group SPECIALIZES IN INCUBATING DEVELOPING ARTISTS THROUGH THEIR 24X7X365 GLOBAL NETWORK OF RETAIL, DISTRIBUTION, AND MARKETING PARTNERS. For established artists and labels, GoDigital provides world class digital distribution and marketing to complement the artist or label's pre-existing physical distribution and marketing.

ABOUT TVT RECORDS
America's #1 independent record company for five consecutive years, TVT Records celebrates its 20th year of discovering and breaking some of the most revolutionary recording artists and exciting trends in music. TVT Records is also a PIONEER IN DIGITAL MUSIC DISTRIBUTION AS THE FIRST LABEL TO MAKE ITS ENTIRE CATALOG AVAILABLE FOR DOWNLOAD when it launched its digital store in November 1999 from TVTrecords.com. The company was also the first to make its entire repertoire of music videos available for streaming. The label has been at the forefront of the evolving music market online through strategic partnerships with Microsoft, Yahoo!, Real Networks, Napster and others. Recent digital licensing deals include partnerships with MusicMatch, PressPlay and Zingy. In the massive Ringtones market, TVT often tops the charts. Two of this year's top 10 Mastertones were TVT recordings.


DISCLOSURES

The information and opinions in this report were prepared by Equitis, Inc. (EI). The analyst responsible for this research report has received cash compensation and shares from BLLN. The reader should assume that EI or their affiliates may have a conflict of interest and should not rely solely on this report in evaluating whether or not to buy or sell securities of issuers discussed herein. EI endeavors to ensure that the information in this document has been compiled and derived from sources deemed reliable but are not guaranteed. Information may be available to EI or its affiliates that is not reflected in this report. However EI makes no representation or warranty, express or implied, in respect thereof, takes no responsibility for any errors or omissions contained herein and accepts no liability whatsoever for any loss arising from any use of, or reliance on, this report or its contents. This firm, EI and its officers, employees, and members of their families, or any one or more of them, may have a position in any security discussed herein or in related securities and may make, from time to time, purchases or sales thereof in the open market or otherwise. The forgoing has been prepared solely for informational purposes and is not an offer to buy or sell any security or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. Opinions, estimates and projections contained in this report are those of EI as of the date of this report and are subject to change without notice. This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. The forward statements herein are based on BLLN's management's current expectations and such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of BLLN, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward looking statements. These risks and uncertainties include, among others: competition and compatibility of our Qtrax product with the Microsoft Windows format; whether BLLN can successfully commercialize its products; given the first mover status of the Qtrax business model whether such model will be economically viable; whether BLLN will be subject to future burdensome governmental regulations governing the internet; and other economic, business, competitive and/or competitive factors affecting BLLN's businesses generally. For further details concerning these risks and uncertainties, please see BLLN's annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and BLLN's quarterly report on Form 10-QSB for the quarterly period ended September 30, 2006, each filed with the Securities and Exchange Commission (which can be found at www.sec.gov). BLLN assumes no obligation to (and expressly disclaims any such obligation to) update the information contained in this report, whether as a result of new information, future events or otherwise.

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